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                                                            Exhibit 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 19, 1998, relating to the financial statements which appear in the 1998 Annual Report to Shareholders of Matthews International Corporation and Subsidiaries, which is included in the Matthews International Corporation and Subsidiaries Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus.



PRICEWATERHOUSECOOPERS LLP


600 Grant Street
Pittsburgh, PA  15219-2793
July 26, 1999